UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2013

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 600	Baltimore, Maryland	21202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On June 18, 2013 Municipal Mortgage & Equity, LLC, (the “Company”) held its annual meeting of shareholders. At the meeting, the shareholders of the Company elected Michael L. Falcone, Francis X. Gallagher and Frederick W. Puddester to the Board of Directors for a three year term, granted an advisory approval of the compensation of the named executive officers of the Company, granted an advisory approval of the frequency of votes on the executive compensation with a period set at one year (annually) and ratified the appointment of KPMG, LLP as independent registered public accountant for the calendar year ending 2013. The numbers of votes cast for or against, as well as the number of abstentions and broker non-votes for each question are as set forth below:

1.	Election of directors nominated by Municipal Mortgage & Equity, LLC to serve for a term to expire in 2016 and until their successors are duly elected and qualified:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Michael L. Falcone	8,987,940	309,763	109,451	24,624,231
Francis X. Gallagher	8,957,848	341,256	108,050	24,624,231
Frederick W. Puddester	8,934,684	364,220	108,250	24,624,231

2.	The non-binding Advisory Vote on Executive Compensation:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,336,363	905,145	165,646	24,624,231

3.	The non-binding Advisory Vote on the executive compensation vote to occur every year, every two years, or every three years:

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Votes Abstained	Broker Non-Votes
8,444,042	145,473	587,553	230,086	24,624,231

4.	Ratification of KPMG, LLP as independent registered public accounting firm for 2013:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
32,463,688	1,188,858	378,839	(0)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

June 20, 2013	By:	/s/ Michael L. Falcone
Name: Michael L. Falcone Title: Chief Executive Officer and President